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                                                                    EXHIBIT 10.2

                     INCENTIVE STOCK OPTION AGREEMENT UNDER
                           THE CLAYTON HOLDINGS, INC.
                        2005 STOCK OPTION AND GRANT PLAN


NAME OF OPTIONEE:               __________________ (the "Optionee")

NO. OF OPTION SHARES:           __________________ Shares of Common Stock

GRANT DATE:                     __________________ (the "Grant Date")

EXPIRATION DATE:                __________________ (the "Expiration Date")

OPTION EXERCISE PRICE/SHARE:    $_________________ (the "Option Exercise Price")


     Pursuant to the Clayton Holdings, Inc. 2005 Stock Option and Grant Plan (the "Plan"), Clayton Holdings, Inc., a Delaware corporation (together with all successors thereto, the "Company"), hereby grants to the Optionee, who is an employee of the Company or one of its Subsidiaries, an option (the "Stock Option") to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares," and such shares once issued shall be referred to as the "Issued Shares"), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Incentive Stock Option Agreement (this "Agreement") and in the Plan. This Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

     1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

          "AFFILIATE" shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          "BANKRUPTCY" shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee or any Permitted Transferee, or (ii) the Optionee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Optionee's or such Permitted Transferee's assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Optionee or any Permitted

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Transferee being subject to a transfer of the Stock Option or the Issued Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

          "CAUSE" shall mean a vote of the Board resolving that the Optionee should be dismissed as a result of (i) the commission of any act by the Optionee constituting financial dishonesty against the Company (which act could be chargeable as a crime under applicable law); (ii) the Optionee's engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would reasonably be expected to: (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties with whom it does or might do business; or
(B) expose the Company to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Optionee to follow the directives of the Company's chief executive officer or Board or (iv) any material misconduct, violation of the Company's policies, or willful and deliberate non-performance of duty by the Optionee in connection with the business affairs of the Company. Notwithstanding the foregoing, in the event that the Optionee is party to an Employment Agreement with the Company or a Subsidiary of the Company and such Employment Agreement contains a definition of "Cause," then for all purposes of this Agreement, "Cause" shall have the meaning given to such term in the Employment Agreement.

          "GOOD REASON" shall mean the occurrence of any of the following events: (i) a reduction in the Optionee's annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (ii) the relocation of the offices at which the Optionee is principally employed to a location more than 50 miles from such offices. Notwithstanding the foregoing, in the event that the Optionee is party to an Employment Agreement with the Company or a Subsidiary of the Company and such Employment Agreement contains a definition of "Good Reason," then for all purposes of this Agreement, "Good Reason" shall have the meaning given to such term in the Employment Agreement.

          "PERMITTED TRANSFEREES" shall mean any of the following Persons to whom the Optionee may transfer Issued Shares hereunder (as set forth in Section
8): the Optionee's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Optionee is the settlor; PROVIDED, HOWEVER, that any such trust does not require or permit distribution of any Issued Shares during the term of this Agreement unless subject to its terms. Upon the death of the Optionee (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Optionee's (or such deceased Permitted Transferee's) estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

          "PERSON" shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

          "SALE EVENT" shall mean, regardless of form thereof, consummation of
(i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or

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exchanged for securities of the successor entity and the holders of the
Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; provided, however, that the consummation of a public offering of shares of capital stock by the Company shall in no event be deemed a Sale Event.

          "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities (other than the last corporation in the unbroken chain) owns stock or other interests possessing 50 percent or more of the total combined voting power of all classes of stock or in one of the other corporations in the chain.

     2.   VESTING, EXERCISABILITY AND TERMINATION.

          (a) No portion of this Stock Option may be exercised until such portion shall have vested.

          (b) Except as set forth below and in Section 6, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable as follows:

               (i) this Stock Option shall be vested and exercisable with respect to 25% of the Options Shares on the first anniversary of the Grant Date; and

               (ii) over the 36 month period beginning with the date that is the first anniversary of the Grant Date this Stock Option shall be vested and exercisable with respect to an additional 2.08333333333333% of the Option Shares on the last day of each calendar month following such date.

     Upon the closing of the Company's Initial Public Offering (provided the same occurs on or prior to the applicable date specified below), all Stock Options that would have vested and become exercisable under the vesting schedule above between the date of the closing of the Initial Public Offering and the applicable date specified below shall vest and become exercisable, and thereafter, the balance of the Stock Options shall continue to vest and become exercisable on a monthly basis in accordance with the monthly percentage set forth above.

               Date of Closing of Company's
               Initial Public Offering                    Date/Acceleration
               -----------------------------------------------------------------------------------
               On or before March 31, 2006                12 months after the date of the
                                                          closing of the Company's Initial
                                                          Public Offering

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
               On or before March 31, 2007                8 months after the date of the closing
                                                          of the Company's Initial Public
                                                          Offering

               On or before March 31, 2008                6 months after the date of the closing
                                                          of the Company's Initial Public
                                                          Offering

Acceleration of vesting shall not occur under this paragraph in the event the closing of the Company's Initial Public Offering occurs after March 31, 2008.

     Further, (i) in the event that this Stock Option is assumed or continued by the Company or its successor entity in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event as contemplated by Section 6, then this Stock Option shall be deemed vested and exercisable in full on the date upon which the Optionee's employment with the Company and its Subsidiaries or successor entity terminates if (A) such termination occurs within 18 months of such Sale Event, and (B) such termination is either by the Company or any such Subsidiary or successor without Cause or by the Optionee for Good Reason and (ii) in the event of a Sale Event following the Company's Initial Public Offering in which this Stock Option is not assumed for any reason, then upon and subject to the closing of such Sale Event, this Stock Option shall be deemed fully vested.

          (c) TERMINATION. Except as may otherwise be provided by the Committee, if the Optionee's employment with the Company or a Subsidiary is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate):

               (i) TERMINATION DUE TO DEATH OR DISABILITY. If the Optionee's employment terminates by reason of such Optionee's death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee, the Optionee's legal representative or legatee for a period of 12 months from the date of death or disability or until the Expiration Date, if earlier.

               (ii) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than death or disability, and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier; PROVIDED HOWEVER, if the Optionee's employment is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.

     For purposes hereof, the Committee's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees or Permitted Transferees. Any portion of this Stock Option that is not

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exercisable on the date of termination of the employment shall terminate immediately and be null and void.

          (d) It is understood and intended that this Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Issued Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Issued Shares to him or her, nor within the two-year period beginning on the day after the grant of this Stock Option and further that this Stock Option must be exercised within three (3) months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Issued Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Option Shares and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant
Date) vest in any year, such options will not qualify as incentive stock options.

     3.   EXERCISE OF STOCK OPTION.

          (a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an "Exercise Notice") in the form of APPENDIX A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option is exercisable at the time of such notice. Such notice shall specify the number of Option Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described below. Payment instruments will be received subject to collection.

               (i) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares; or

               (ii) if the Initial Public Offering has occurred, then (A) through the delivery (or attestation to ownership) of shares of Common Stock that have been purchased by the Optionee on the open market or that have been held by the Optionee for at least six months and are not subject to restrictions under any plan of the Company and in any event with an aggregate Fair Market Value (as of the date of such exercise) equal to the option purchase price, (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (C) a combination of (i), (ii)(A) and (ii)(B) above.

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          (b)  Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Issued Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.

          (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

     4. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

     5. TRANSFERABILITY OF STOCK OPTION. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee's lifetime only by the Optionee (or by the Optionee's guardian or personal representative in the event of the Optionee's incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

     6. EFFECT OF CERTAIN TRANSACTIONS. In the case of a Sale Event, this Stock Option shall terminate upon the effective time of any such Sale Event unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the continuation or assumption of this Stock Option heretofore granted, or the substitution of this Stock Option with a new Stock Option of the successor entity or a parent thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In the event of such termination, the Optionee shall be permitted, for a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all portions of the Stock Option which are then exercisable. Notwithstanding anything to the contrary in this Agreement or in the Plan, in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Optionees holding vested Options, in exchange for the cancellation thereof, in an amount equal to the difference between (a) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the

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"Sale Price") times the number of shares of Stock subject to such outstanding
Options (to the extent then exercisable at prices not in excess of the Sale Price) and (b) the aggregate exercise price of all such outstanding Options.

     7. WITHHOLDING TAXES. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. The Optionee acknowledges and agrees that the Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

     8. RESTRICTIONS ON TRANSFER OF ISSUED SHARES. None of the Issued Shares acquired upon exercise of the Stock Option shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act")), and such disposition is in accordance with the terms and conditions of Sections 8 and 9 hereof and such disposition does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In connection with any transfer of Issued Shares, the Company may require the transferor to provide at the Optionee's own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Issued Shares not in accordance with the terms and conditions of Sections 8 and 9 hereof shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Issued Shares. Subject to the foregoing general provisions, Issued Shares may be transferred pursuant to the following specific terms and conditions:

          (a) TRANSFERS TO PERMITTED TRANSFEREES. The Optionee may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; PROVIDED, HOWEVER, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement to the same extent as the Optionee (including, without limitation, the provisions of Sections 8, 9, 11 and 12) and shall have delivered a written acknowledgment to that effect to the Company.

          (b) TRANSFERS UPON DEATH. Upon the death of the Optionee, any Issued Shares then held by the Optionee at the time of such death and any Issued Shares acquired thereafter by the Optionee's legal representative pursuant to this Agreement shall be subject to the provisions

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of Sections 8, 9, 10, 11 and 12, if applicable, and the Optionee's estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.

          (c) COMPANY'S RIGHT OF FIRST REFUSAL. In the event that the Optionee (or any Permitted Transferee holding Issued Shares subject to this Section 8(c)) desires to sell or otherwise transfer all or any part of the Issued Shares, the Optionee (or Permitted Transferee) first shall give written notice to the Company of the Optionee's (or Permitted Transferee's) intention to make such transfer. Such notice shall state the number of Issued Shares which the Optionee (or Permitted Transferee) proposes to sell (the "Offered Shares"), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Optionee (or Permitted Transferee) within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 8(c), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Optionee (or Permitted Transferee). In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Optionee (or Permitted Transferee) may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Optionee's (or Permitted Transferee's) notice. Any Shares purchased by such proposed transferee shall be deemed held by a Permitted Transferee and accordingly shall remain subject to the terms of this Agreement, including without limitation, the provisions of Sections 8, 9, 10, 11 and 12 below to the same extent as if the Optionee continued to hold them. Any Shares not sold to the proposed transferee shall remain subject to this Agreement. Notwithstanding the foregoing, the restrictions under this Section 8(c) shall terminate in accordance with Section 13(a).

     9.   COMPANY'S RIGHT OF REPURCHASE.

          (a) RIGHT OF REPURCHASE. The Company shall have the right (the "Repurchase Right") upon the occurrence of any of the events specified in
Section 9(b) below (the "Repurchase Event") to repurchase from the Optionee (or any Permitted Transferee) some or all (as determined by the Company) of the Issued Shares held or subsequently acquired upon exercise of this Stock Option in accordance with the terms hereof by the Optionee (or any Permitted Transferee) at the price per share specified below. The Repurchase Right may be exercised by the Company within the later of (i) six months following the date of such event or (ii) seven months after the exercise of this Stock Option (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the Optionee or any Permitted Transferee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Optionee or Permitted Transferee an amount equal to the Fair Market Value of the shares, determined as provided in Section 9(c). The Company may assign the Repurchase Right to one or more Persons. Upon such notification, the Optionee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Issued Shares being purchased,

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together with a duly executed stock power for the transfer of such Issued Shares to the Company or the Company's assignee or assignees. Upon the Company's or its assignee's receipt of the certificates from the Optionee or any Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Issued Shares being purchased; PROVIDED, HOWEVER, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Optionee to the Company. At such time, the Optionee and/or any holder of the Issued Shares shall deliver to the Company the certificate or certificates representing the Issued Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase Right shall terminate in accordance with Section 13(a).

          (b) COMPANY'S RIGHT TO EXERCISE REPURCHASE RIGHT. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

               (i) The termination of the Optionee's employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily; or

               (ii) The Optionee's or Permitted Transferee's Bankruptcy.

          (c) DETERMINATION OF FAIR MARKET VALUE. The fair market value of the Issued Shares shall be, for purposes of this Section 9, determined by the Board as of the date the Board elects to exercise its repurchase rights in connection with a Repurchase Event.

     10. ESCROW ARRANGEMENT.

          (a) ESCROW. In order to carry out the provisions of Sections 8, 9 and 11 of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Optionee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Optionee and any Permitted Transferee, as the Optionee's and each such Permitted Transferee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. At such time as any Issued Shares are no longer subject to the Company's repurchase, first refusal and drag along rights, the Company shall, at the written request of the Optionee, deliver to the Optionee (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 10.

          (b) REMEDY. Without limitation of any other provision of this Agreement or other rights, in the event that the Optionee, any Permitted Transferees or any other person or entity is required to sell the Optionee's Issued Shares pursuant to the provisions of Section 8, 9 and 11 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or

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certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Optionee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Optionee as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the person or entity who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 8, 9 and 11, such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

     11. DRAG ALONG RIGHT. In the event the holders of a majority of the Company's equity securities then outstanding (the "Majority Shareholders") determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company in each case in a transaction constituting a change in control of the Company, to any non-Affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Shareholders (in each case, the "Buyer") in a BONA FIDE negotiated transaction (a "Sale"), the Optionee, including any Permitted Transferees, shall be obligated to and shall upon the written request of a Majority Shareholders (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Issued Shares (including for this purpose all of such Optionee's or his or her Permitted Transferee's Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Issued Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 11. The obligations under this Section 11 shall terminate in accordance with Section 13(a).

     12. LOCKUP PROVISION. The Optionee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation, pursuant to Rule 144 under the Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's Initial Public Offering or 90 days in the case of any other public offering.

     13.  MISCELLANEOUS PROVISIONS.

          (a) TERMINATION. The Company's repurchase rights under Section 9, the restrictions on transfer of Issued Shares under Section 8 and the Drag Along obligations under Section 11 shall terminate upon the closing of the Company's Initial Public Offering, or upon consummation of any Sale Event, in either case, as a result of which shares of the Company (or successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly traded on NASDAQ/NMS or any national security exchange.

          (b) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company's stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Issued Shares.

          (d) CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

          (f) HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

          (g) SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

          (h) NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

          (i) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

          (j) DISPUTE RESOLUTION. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

     The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

     The parties covenant and agree that they will participate in the arbitration in good faith. This Section 13(j) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

     Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

          (k) COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]

     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

                                   CLAYTON HOLDINGS, INC.


                                   By:
                                      -----------------------------------------
                                        Name:
                                        Title:

                                   Address:

                                   2 Corporation Drive
                                   Shelton, CT 06484

     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

                                   OPTIONEE:


                                   --------------------------------------------
                                   Name:

                                   Address:

                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

[SPOUSE'S CONSENT
I acknowledge that I have read the foregoing Incentive Stock Option Agreement and understand the contents thereof.


------------------------------------]

                                   DESIGNATED BENEFICIARY:


                                   ------------------------------------

                                   Beneficiary's Address:

                                   ---------------------------------

                                   ---------------------------------

                                   ---------------------------------

                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE

Clayton Holdings, Inc.
Attention: Chief Financial Officer

----------------------------------
----------------------------------

     Pursuant to the terms of my stock option agreement dated __________ (the "Agreement") under the Clayton Holdings, Inc. 2005 Stock Option and Grant Plan, I, [Insert Name] ________________, hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $______ representing the purchase price for [Fill in number of Option Shares] _______ option shares. I have chosen the following form(s) of payment:

          [ ]   1.    Cash
          [ ]   2.    Certified or bank check payable to Clayton Holdings, Inc.
          [ ]   3.    Other (as described in the Agreement (please describe))

                      ------------------------------------------------------.

     In connection with my exercise of the option as set forth above, I hereby represent and warrant to Clayton Holdings, Inc. as follows:

                (i) I am purchasing the option shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

                (ii) I have had such an opportunity as I have deemed adequate to obtain from Clayton Holdings, Inc. such information as is necessary to permit me to evaluate the merits and risks of my investment in Clayton Holdings, Inc. and have consulted with my own advisers with respect to my investment in Clayton Holdings, Inc.

                (iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the option shares and to make an informed investment decision with respect to such purchase.

                (iv) I can afford a complete loss of the value of the option shares and am able to bear the economic risk of holding such option shares for an indefinite period of time.

                (v) I understand that the option shares may not be registered under the Securities Act of 1933 (it being understood that the option shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing option shares will bear restrictive legends reflecting the foregoing.

                                   Sincerely yours,



                                   ------------------------------------
                                   Name:

                                   Address:

                                   ---------------------------------

                                   ---------------------------------

                                   ---------------------------------

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